EXHIBIT 10.8
                                5TH AVE. CHANNEL

May 10, 1999

Mr. Eric Lefkowitz
3957 N.E. 163rd Street
North Miami Beach, Florida 33160

         Re:      Employment Agreement

Dear Eric:

         This is to confirm the terms and conditions of your employment by 5th Avenue Channel Corp., a Florida corporation ("5TH AVENUE"), pursuant to our agreement which has been implemented as of the beginning of 1999.

         1. EMPLOYMENT TERM. You shall be employed by 5th Avenue for a term of five years, which began on January 1, 1999 and which shall continue through December 31, 2003. 5th Avenue shall have the right to extend your term of employment for three (3) successive one-year periods, by so notifying you in writing by a date no later than November 30 of each year in which 5th Avenue elects to extend your employment term.

         2. TITLE AND DUTIES. Your position with 5th Avenue shall include the title of Senior Vice President, and you shall be in charge of all marketing and sales. Your duties shall include the continuation of the same duties you performed as president of International Broadcast Consultants of America, Inc. ("IBC") prior to the acquisition by 5th avenue of the assets and business operations of IBC.

         3. COMPENSATION. You shall be paid an annual salary of $150,000 in equal installments on the same dates that 5th avenue pays its other senior executives their regular salaries, together with annual bonuses and stock options to be based upon the performance of 5th Avenue's business operations. Your salary for the period ending December 31, 1999 shall total such $150,000 amount, notwithstanding that this letter agreement is dated in May 1999. In addition, you shall receive a bonus for the months of December 1998 and January 1999 for services rendered to 5th Avenue during that time, as we have previously agreed.

         4. OTHER EMPLOYMENT BENEFITS. You also shall receive the same health insurance, life insurance, and disability insurance coverage and benefits that 5thAvenue provides to its other senior executives, and 5th Avenue shall reimburse you for all reasonable business expenses incurred by you on behalf of 5th Avenue. You shall also be authorized to use and shall receive 5th Avenue credit cards and a 5th Avenue cellular telephone for 5th Avenue business purposes. You also shall be entitled to all salary continuation benefits that 5th Avenue provides its senior executives, for any partial or total disability that you may suffer.

         5. SEVERANCE BENEFITS. In the event you are terminated by 5th Avenue or any successor or assignee of 5th Avenue, prior to the end of the initial term or any extended term of

                             The 5th Avenue Channel
            3957 N.E. 163rd Street, North Miami Beach, Florida 33160
      (305) 947-3010/Fax (305) 919-8154/email ataylor@5thavenuechannel.com

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your employment, without Cause (as defined below), you shall receive the full remaining salary and health insurance benefits (or reimbursement for the cost of COBRA insurance) for the entire remaining two-year term or extended term, promptly upon your termination. Termination "FOR CAUSE" shall mean termination based upon (A) a material and substantial breach of fiduciary duties to 5th Avenue; (B) repeated, continual and flagrant failure to perform your duties as requested by the 5th Avenue Board of Directors; (C) conviction of, or admission to, a crime involving moral turpitude; or (D) engaging in business activities in conflict with the business activities of 5th Avenue.

         This employment agreement shall inure to the benefit of and shall be binding upon any of 5th avenue's successors or assigns. In order to confirm the above stated terms and conditions of your employment by 5th Avenue, please countersign this letter agreement, below.

                                           Sincerely,

                                           5th Avenue Channel Corp.

                                           By: /S/ MELVIN ROSEN
                                              ----------------------------------
                                                Melvin Rosen, President

I agree to the above terms and conditions of employment.

/S/ ERIC LEFKOWITZ
---------------------------
Eric Lefkowitz

                             The 5th Avenue Channel
            3957 N.E. 163rd Street, North Miami Beach, Florida 33160
      (305) 947-3010/Fax (305) 919-8154/email ataylor@5thavenuechannel.com